Exhibit 99.01
Cadence Reports Fourth Quarter and Fiscal Year 2012 Financial Results
SAN JOSE, Calif. — January 30, 2013 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the fourth quarter and fiscal year 2012.
Cadence reported fourth quarter 2012 revenue of $346 million, compared to revenue of $308 million reported for the same period in 2011. On a GAAP basis, Cadence recognized net income of $314 million, or $1.10 per share on a diluted basis, in the fourth quarter of 2012, compared to net income of $11 million, or $0.04 per share on a diluted basis, in the same period in 2011. Revenue for 2012 totaled $1.326 billion, compared to revenue of $1.150 billion for 2011. Net income for 2012 was $440 million, or $1.57 per share on a diluted basis, compared to net income of $72 million, or $0.27 per share on a diluted basis, for 2011. GAAP net income for the fourth quarter of 2012 included a $220 million income tax benefit from releasing a valuation allowance against Cadence’s deferred tax assets and a $37 million income tax benefit related to the settlement of a State of California examination of Cadence’s state income tax returns for the tax years 2001 through 2003.
Using Cadence’s non-GAAP measure, net income in the fourth quarter of 2012 was $58 million, or $0.20 per share on a diluted basis, as compared to net income of $46 million, or $0.17 per share on a diluted basis, in the same period in 2011. For 2012, non-GAAP net income was $217 million, or $0.77 per share on a diluted basis, compared to non-GAAP net income of $138 million or $0.51 per share on a diluted basis, in 2011.
“In 2012, we executed on multiple aspects of our strategy,” said Lip-Bu Tan, president and chief executive officer.  “In Silicon Realization, we demonstrated market leading technology for the newest process nodes, multi-core based design, 3DIC, low-power and mixed-signal as well as advanced verification. In SoC Realization, we significantly expanded our IP and VIP portfolios and revenue grew over 30 percent. In System Realization, Palladium XP had record revenue and we strengthened our printed circuit board platform with the acquisition of Sigrity.”
“Cadence also produced strong financial results in 2012,” added Geoff Ribar, senior vice president and chief financial officer. “Revenue grew 15 percent, operating profitability improved approximately five percentage points, and operating cash flow increased 31 percent.  With $827 million of cash and short term investments at year end, our balance sheet is well positioned to support our strategy and meet our debt obligations.”
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.
Business Outlook
For the first quarter of 2013, the company expects total revenue in the range of $342 million to $352 million. First quarter GAAP net income per diluted share is expected to be in the range of $0.23 to $0.24. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.19 to $0.20.
For 2013, the company expects total revenue in the range of $1.405 billion to $1.445 billion. On a GAAP basis, net income per diluted share for 2013 is expected to be in the range of $0.58 to $0.68. Using the non-GAAP measure defined below, net income per diluted share for 2013 is expected to be in the range of $0.82 to $0.92.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included with this release.
Audio Webcast Scheduled
Lip-Bu Tan, Cadence’s president and chief executive officer, and Geoff Ribar, Cadence’s senior vice president and chief financial officer, will host a fourth quarter 2012 financial results audio webcast today, January 30, 2013, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting January 30, 2013 at 5 p.m. (Pacific) and ending February 13, 2013 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence software, hardware, IP, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.
Cadence, the Cadence logo and Palladium are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above regarding Cadence’s fourth quarter and fiscal year 2012 results, as well as the information in the Business Outlook section and the statements by Lip-Bu Tan and Geoff Ribar, include forward-looking statements based on current expectations or beliefs and a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that Cadence’s customers’ restructurings and other efforts to improve operational efficiency could result in delays in their purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires; (ix) the effects of Cadence’s efforts to improve operational efficiency on its business, including its strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to non-GAAP Reconciliation

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP, and is calculated by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, integration and acquisition-related costs, including changes in contingent consideration related to prior acquisitions and asset purchases, acquisition-related income tax benefits, shareholder litigation costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive and other employee severance costs, restructuring charges and credits, amortization of discount on convertible notes, equity in losses or income from investments, write-down of investments and gains or losses on the sale of investments. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that Cadence would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.

Cadence’s management believes it is useful in measuring Cadence’s operations to exclude amortization of intangible assets and integration and acquisition-related costs, including changes in contingent consideration related to prior acquisitions and asset purchases, because these costs are inconsistent in size, are significantly impacted by the timing and valuation of those acquisitions and generally cannot be changed by Cadence’s management in the short term. In addition, Cadence’s management believes it is useful to exclude stock-based compensation expense because it is based on many subjective inputs at a point in time and many of these inputs are not necessarily directly attributable to the underlying performance of Cadence’s business operations, and such exclusion enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management. Cadence’s management also believes it is useful to exclude costs related to shareholder litigation because these costs are not related to Cadence’s core business operations. Cadence’s management also believes that it is useful to exclude restructuring charges and credits. Cadence’s management believes that in measuring the company’s operations, it is useful to exclude any such restructuring charges and credits because exclusion of such charges and credits permits consistent evaluations of Cadence’s performance before and after such actions are taken. Cadence’s management also believes it is useful to exclude gains or losses and expenses or credits related to the non-qualified deferred compensation plan assets because these gains or losses and expenses or credits are not part of Cadence’s direct costs of operations, but reflect changes in the value of assets held in the non-qualified deferred compensation plan. Cadence’s management also believes it is useful to exclude executive and other employee severance costs because exclusion of such costs permits consistent evaluations of Cadence’s performance. Cadence’s management also believes it is useful to exclude the amortization of the discount on convertible notes because this incremental cost recorded as interest expense does not represent a cash obligation of the company and is not part of Cadence’s direct cost of operations. Finally, Cadence’s management believes it is useful to exclude the equity in losses or income from investments, write-down of investments and gains or losses on the sale of investments because these items are not part of Cadence’s direct cost of operations. Rather, these are non-operating items that are included in other income or expense and are part of the company’s investment activities.
During the fourth quarter of 2012, Cadence’s non-GAAP net income also excluded the effect of an income tax benefit associated with the release of a valuation allowance against Cadence’s deferred tax assets. Cadence’s management believes it is useful to exclude the tax benefit associated with the release of this valuation allowance as Cadence does not expect releases in the valuation allowance of the magnitude recorded in the fourth quarter of 2012 to be recorded frequently.

During the fourth quarter of 2012, Cadence’s non-GAAP net income also excluded the effect of an income tax benefit associated with Cadence’s effective settlement of a State of California examination of Cadence’s state income tax returns for the tax years 2001 through 2003. Cadence’s management believes it is useful to exclude the income tax benefit associated with this settlement because Cadence does not expect settlements resulting in income tax benefits of the magnitude recorded in the fourth quarter of 2012 to occur frequently.
During the third quarter of 2012, Cadence’s non-GAAP net income also excluded the effect of an income tax benefit associated with Cadence’s acquisition of Sigrity, Inc. During the second quarter of 2011, Cadence’s non-GAAP net income also excluded the effect of an income tax benefit associated with an acquisition Cadence completed during the second quarter of 2011. Cadence’s management believes it is useful to exclude the tax benefits associated with these acquisitions because exclusion of such tax benefits permits consistent evaluations of Cadence’s performance. Cadence does not expect an acquisition-related income tax benefit of the magnitude recorded in the third quarter of 2012 to be recorded frequently.
Cadence’s management believes that non-GAAP net income provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Cadence’s management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.
The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation	Three Months Ended
	December 29, 2012	December 31, 2011
	(unaudited)
(in thousands)
Net income on a GAAP basis	$313,874	$10,892
Amortization of acquired intangibles	7,649	6,681
Stock-based compensation expense	13,276	11,999
Non-qualified deferred compensation expenses (credits)	1,216	(3,560)
Restructuring and other charges	64	83
Shareholder litigation costs	—	192
Executive and other employee severance costs	—	2,931
Integration and acquisition-related costs	2,187	353
Amortization of debt discount	5,354	6,432
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(4,081)	3,482
Income tax benefit of valuation allowance release	(219,601)	—
Income tax benefit of State of California settlement	(36,564)	—
Income tax effect of non-GAAP adjustments	(25,363)	6,260
Net income on a non-GAAP basis	$58,011	$45,745

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

Net Income Reconciliation	Years Ended
	December 29, 2012	December 31, 2011
	(unaudited)
(in thousands)
Net income on a GAAP basis	$439,948	$72,229
Amortization of acquired intangibles	28,618	27,016
Stock-based compensation expense	47,561	43,588
Non-qualified deferred compensation expenses (credits)	4,453	(383)
Restructuring and other charges	113	360
Shareholder litigation costs	46	1,545
Executive and other employee severance costs	—	6,178
Integration and acquisition-related costs	9,278	2,598
Amortization of debt discount	20,846	26,214
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(6,296)	(15,682)
Income tax benefit of valuation allowance release	(219,601)	—
Income tax benefit of State of California settlement	(36,564)	—
Acquisition-related income tax benefit	(14,806)	(5,021)
Income tax effect of non-GAAP adjustments	(56,857)	(20,366)
Net income on a non-GAAP basis	$216,739	$138,276

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

Diluted Net Income per Share Reconciliation	Three Months Ended
	December 29, 2012	December 31, 2011
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$1.10	$0.04
Amortization of acquired intangibles	0.03	0.03
Stock-based compensation expense	0.05	0.05
Non-qualified deferred compensation expenses (credits)	—	(0.01)
Restructuring and other charges	—	—
Shareholder litigation costs	—	—
Executive and other employee severance costs	—	0.01
Integration and acquisition-related costs	0.01	—
Amortization of debt discount	0.02	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.02)	0.01
Income tax benefit of valuation allowance release	(0.77)	—
Income tax benefit of State of California settlement	(0.13)	—
Income tax effect of non-GAAP adjustments	(0.09)	0.02
Diluted net income per share on a non-GAAP basis	$0.20	$0.17
Shares used in calculation of diluted net income per share — GAAP**	286,289	273,057
Shares used in calculation of diluted net income per share — non-GAAP**	286,289	273,057

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Diluted Net Income per Share Reconciliation	Years Ended
	December 29, 2012	December 31, 2011
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$1.57	$0.27
Amortization of acquired intangibles	0.10	0.10
Stock-based compensation expense	0.17	0.16
Non-qualified deferred compensation expenses (credits)	0.02	—
Restructuring and other charges	—	—
Shareholder litigation costs	—	0.01
Executive and other employee severance costs	—	0.02
Integration and acquisition-related costs	0.03	0.01
Amortization of debt discount	0.07	0.10
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.02)	(0.06)
Income tax benefit of valuation allowance release	(0.78)	—
Income tax benefit of State of California settlement	(0.13)	—
Acquisition-related income tax benefit	(0.05)	(0.02)
Income tax effect of non-GAAP adjustments	(0.21)	(0.08)
Diluted net income per share on a non-GAAP basis	$0.77	$0.51
Shares used in calculation of diluted net income per share — GAAP**	280,667	270,816
Shares used in calculation of diluted net income per share — non-GAAP**	280,667	270,816

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Investors are encouraged to look at the GAAP results as the best measure of financial performance.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning March 15, 2013, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s First Quarter 2013 Earnings Release is published, which is currently scheduled for April 24, 2013.
For more information, please contact:
Investors and Shareholders
Alan Lindstrom
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Nancy Szymanski
Cadence Design Systems, Inc.
408-473-8382
publicrelations@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
December 29, 2012 and December 31, 2011
(In thousands)
(Unaudited)

	December 29, 2012	December 31, 2011
Current assets:
Cash and cash equivalents	$726,357	$601,602
Short-term investments	100,704	3,037
Receivables, net of allowances of $85 and $0, respectively	97,821	136,772
Inventories	36,163	43,243
2015 notes hedges	303,154	215,113
Prepaid expenses and other	127,036	64,216
Total current assets	1,391,235	1,063,983
Property, plant and equipment, net of accumulated depreciation of $635,450 and $658,990, respectively	244,439	262,517
Goodwill	233,266	192,125
Acquired intangibles, net of accumulated amortization of $104,351 and $91,542, respectively	184,938	173,234
Long-term receivables	7,559	11,371
Other assets	225,566	58,039
Total assets	$2,287,003	$1,761,269
Current liabilities:
Convertible notes	$447,011	$294,061
2015 notes embedded conversion derivative	303,154	215,113
Accounts payable and accrued liabilities	171,318	165,791
Current portion of deferred revenue	295,787	340,401
Total current liabilities	1,217,270	1,015,366
Long-term liabilities:
Long-term portion of deferred revenue	50,529	73,959
Convertible notes	—	131,920
Other long-term liabilities	104,033	128,894
Total long-term liabilities	154,562	334,773
Stockholders’ equity	915,171	411,130
Total liabilities and stockholders’ equity	$2,287,003	$1,761,269

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Operations
For the Three Months and Years Ended December 29, 2012 and December 31, 2011
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Years Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
Revenue:
Product	$224,243	$177,113	$839,129	$640,836
Services	27,072	30,308	113,995	116,692
Maintenance	94,270	100,585	373,300	392,307
Total revenue	345,585	308,006	1,326,424	1,149,835
Costs and expenses:
Cost of product	13,069	17,204	73,392	69,657
Cost of services	19,353	20,397	72,607	81,498
Cost of maintenance	11,368	11,164	45,124	44,001
Marketing and sales	95,604	88,506	342,278	323,798
Research and development	118,382	97,024	454,085	400,745
General and administrative	27,712	24,143	112,076	92,863
Amortization of acquired intangibles	3,772	3,786	15,077	16,536
Restructuring and other charges	64	83	113	360
Total costs and expenses	289,324	262,307	1,114,752	1,029,458
Income from operations	56,261	45,699	211,672	120,377
Interest expense	(8,902)	(10,441)	(34,742)	(43,025)
Other income (expense), net	5,369	(2,033)	11,341	18,074
Income before provision (benefit) for income taxes	52,728	33,225	188,271	95,426
Provision (benefit) for income taxes	(261,146)	22,333	(251,677)	23,197
Net income	$313,874	$10,892	$439,948	$72,229
Net income per share - basic	$1.15	$0.04	$1.63	$0.27
Net income per share - diluted	$1.10	$0.04	$1.57	$0.27
Weighted average common shares outstanding - basic	272,884	266,120	270,479	263,892
Weighted average common shares outstanding - diluted	286,289	273,057	280,667	270,816

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Years Ended December 29, 2012 and December 31, 2011
(In thousands)
(Unaudited)

	Years Ended
	December 29, 2012	December 31, 2011
Cash and cash equivalents at beginning of period	$601,602	$557,409
Cash flows from operating activities:
Net income	439,948	72,229
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	89,217	91,648
Amortization of debt discount and fees	23,513	29,266
Stock-based compensation	47,561	43,588
Gain on investments, net	(6,320)	(15,737)
Non-cash restructuring and other charges	252	240
Tax impact of convertible notes interest	—	8,486
Deferred income taxes	(240,424)	(7,811)
Provisions (recoveries) for losses (gains) on receivables, net	215	(6,596)
Other non-cash items	3,063	3,196
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	45,630	76,785
Inventories	5,245	(6,820)
Prepaid expenses and other	(12,426)	20,053
Other assets	(4,902)	(2,220)
Accounts payable and accrued liabilities	17,523	(46,950)
Deferred revenue	(69,662)	(13,408)
Other long-term liabilities	(22,439)	(5,607)
Net cash provided by operating activities	315,994	240,342
Cash flows from investing activities:
Purchases of available-for-sale securities	(121,154)	—
Proceeds from the sale of available-for-sale securities	18,338	9,793
Proceeds from the maturity of available-for-sale securities	4,150	—
Proceeds from the sale of long-term investments	74	9,791
Purchases of property, plant and equipment	(35,966)	(31,421)
Investment in venture capital partnerships and equity investments	(250)	(608)
Cash paid in business combinations and asset acquisitions, net of cash acquired	(66,432)	(44,052)
Net cash used for investing activities	(201,240)	(56,497)
Cash flows from financing activities:
Principal payments on receivable sale financing	(5,776)	(5,842)
Payment of 2011 notes	—	(150,000)
Payment of debt issuance costs	(1,372)	—
Payment of acquisitiion-related contingent consideration	(39)	—
Tax effect related to employee stock transactions allocated to equity	6,061	5,549
Proceeds from issuance of common stock	32,687	19,714
Stock received for payment of employee taxes on vesting of restricted stock	(15,728)	(14,225)
Net cash provided by (used for) financing activities	15,833	(144,804)
Effect of exchange rate changes on cash and cash equivalents	(5,832)	5,152
Increase in cash and cash equivalents	124,755	44,193
Cash and cash equivalents at end of period	$726,357	$601,602

Cadence Design Systems, Inc.
As of January 30, 2013
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Three Months Ending March 30, 2013	Year Ending December 28, 2013
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.23 to $0.24	$0.58 to $0.68
Amortization of acquired intangibles	0.03	0.09
Stock-based compensation expense	0.05	0.22
Integration and acquisition-related costs	0.01	0.03
Amortization of debt discount	0.02	0.08
Income tax effect of non-GAAP adjustments	(0.15)	(0.18)
Diluted net income per share on a non-GAAP basis	$0.19 to $0.20	$0.82 to $0.92
Cadence Design Systems, Inc.
As of January 30, 2013
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Three Months Ending March 30, 2013	Year Ending December 28, 2013
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$66 to $71	$168 to $198
Amortization of acquired intangibles	8	28
Stock-based compensation expense	14	64
Integration and acquisition-related costs	2	8
Amortization of debt discount	6	22
Income tax effect of non-GAAP adjustments	(42)	(51)
Net income on a non-GAAP basis	$54 to $59	$239 to $269

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2011					2012
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Americas	44%	47%	44%	44%	45%	44%	46%	43%	45%	45%
EMEA	21%	20%	21%	20%	20%	19%	20%	20%	21%	20%
Japan	19%	17%	18%	17%	18%	18%	16%	17%	14%	16%
Asia	16%	16%	17%	19%	17%	19%	18%	20%	20%	19%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2011					2012
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Functional Verification and Design IP	28%	33%	30%	32%	30%	30%	33%	30%	30%	30%
Digital IC Design	24%	21%	22%	21%	22%	23%	22%	23%	23%	23%
Custom IC Design	20%	22%	23%	23%	22%	23%	22%	24%	24%	23%
Design for Manufacturing	8%	6%	6%	6%	7%	7%	6%	6%	6%	6%
System Interconnect Design	10%	8%	9%	8%	9%	8%	8%	9%	9%	9%
Services & Other	10%	10%	10%	10%	10%	9%	9%	8%	8%	9%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes Product and Maintenance revenue